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                                                                  Exhibit 4.3(a)

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


         FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 6, 1998 (this "Amendment"), among UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), the financial institutions party to the Credit Agreement described below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of February 25, 1998 (as amended, modified and supplemented through, but not including, the date hereof, the "Credit Agreement");

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided; and

         NOW THEREFORE, it is agreed:

         1. The Credit Agreement is amended as follows:

         (a) Section 6.22 of the Credit Agreement is hereby amended by (i) deleting the text "such shares of Common Stock and any" appearing therein and
(ii) deleting the text "there are no shares of capital stock or other equity securities of the Borrower outstanding, including, without limitation," appearing therein and inserting the text "neither the Borrower nor any of its Subsidiaries has outstanding any" in lieu thereof.

         (b) Section 8.04(h) of the Credit Agreement is hereby amended by deleting the text "as in effect on the date of this Agreement" appearing therein.

         (c) Section 8.07 of the Credit Agreement is hereby amended by inserting the text "(w) without the prior written consent of the Required Banks, amend, modify or change, in any manner, the Stockholders Agreement or any exhibit, annex or schedule thereto except for such amendments, modifications or changes which are not materially adverse to any Bank in its capacity as such and could not reasonably be expected to result in the payment by the Borrower or any of its Subsidiaries of any amounts of money in excess of $100,000 or the Borrower or any of its Subsidiaries incurring then, or at any time in the future, any monetary obligation in excess of $100,000," immediately prior to the text "(x)" appearing therein.

         (d) Section 8.09 of the Credit Agreement is hereby amended by deleting the text "as in effect on the Effective Date" appearing therein.



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         (e) Section 10 of the Credit Agreement is hereby amended by (i)
deleting the text "as in effect on the date hereof" appearing in the definition of Management Holder and (ii) inserting the text "as in effect on February 25, 1998, as modified by any amendment, modification or change permitted under
Section 8.07(w)" immediately prior to the period appearing at the end of the definition of Stockholders Agreement.

         2. This Amendment is limited precisely as written and shall not be deemed to be a consent to or modification of any other term or condition of the Credit Agreement, the other Credit Documents or any of the instruments or agreements referred to therein.

         3. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the First Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

         4. This Amendment shall become effective on the date that the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office (such effective date referred to above is herein called the "First Amendment Effective Date").

         5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         7. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement or each of the Credit Documents shall be deemed to be references to such Credit Agreement or each of the Credit Documents as amended hereby.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                     UNIVERSAL HOSPITAL SERVICES, INC.


                                     By: ______________________________
                                     Title: ____________________________



                                     BANKERS TRUST COMPANY,
                                     Individually as Administrative Agent


                                     By: _____________________________
                                     Title: ____________________________


                                     HELLER FINANCIAL, INC.


                                     By: ______________________________
                                     Title: ____________________________



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